UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 13, 2012

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey	08852
(Address of Principal Executive Offices)	(Zip Code)

(732) 997-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2012, Insmed Incorporated (the “Company”) filed with the State Corporation Commission of the Commonwealth of Virginia the Articles of Amendment (the “Amendment”) to the Articles of Incorporation of the Company in order to delete paragraph 10 of Article III of the Articles of Incorporation and all provisions thereof, which provisions were originally adopted to create the Series B Conditional Convertible Preferred Stock (the “Series B Preferred Stock”).  All of the outstanding shares of Series B Preferred Stock were converted into shares of the Company’s common stock in March 2011 and, accordingly, no shares of Series B Preferred Stock were issued and outstanding immediately prior to the filing of the Amendment.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of the Company, dated as of June 13, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: June 14, 2012

	By:	/s/ Kevin P. Tully
	Name:	Kevin P. Tully C.G.A.
	Title:	Executive Vice President & Chief Financial Officer

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